UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 7.01	Regulation FD Disclosure

On February 18, 2026, Jaguar Health, Inc. (the “Company”) issued a press release announcing the special one-time dividend. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On February 18, 2026, the Company announced that its board of directors (the “Board”) declared a special one-time dividend of one-tenth of one share of Series O Preferred Stock (as defined below) for each share of voting common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding, plus each share issuable upon exercise of certain warrants to purchase, in aggregate, 2,400,765 shares of our Common Stock with dividend rights (the “Eligible Warrants”) outstanding, at the close of business on March 2, 2026 (the “Record Date”) (the “Preferred Stock Dividend”). The Preferred Stock Dividend is expected to be paid as of the close of business on March 4, 2026. Investors who trade during this period should consult with their broker with respect to the entitlement to the Preferred Stock Dividend.

The Company will file a Certificate of Designation of Preferences, Rights and Limitations of Series O Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock Dividend. The Certificate of Designation will set forth the rights, preferences, powers, restrictions, and limitations of the Series O Convertible Preferred Stock, par value $0.0001 per share (the “Series O Preferred Stock”), and will be effective prior to issuance of the Preferred Stock Dividend. Below is a summary of certain of the provisions of the Certificate of Designation.

Series O Certificate of Designation

Issuance in Fraction

The Series O Preferred Stock may be issued in whole shares or in any fraction of a share that is one one-tenth (1/10th) of a share or any integral multiple of such fraction, which fractions shall entitle the Holder (as defined below), in proportion to such Holder’s fractional shares, to receive shares of Common Stock issuable upon conversion of the shares of Series O Preferred Stock in accordance with the terms of the Certificate of Designation (the “Conversion Shares”) upon a Conversion (as defined below), participate in distributions upon a Liquidation Event (as defined below) and have the benefit of any other rights of Holders as described herein.

Restrictions on Transfer

No shares of Series O Preferred Stock may be transferred, assigned or pledged by any Holder at any time without the prior written consent of the Company.

Dividends

Holders of shares of Series O Preferred Stock (the “Holders”) will not be entitled to receive any dividends on shares of Series O Preferred Stock.

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series O Preferred Stock shall have no voting rights. For any matter in which the Holders are entitled to vote, such Holders shall be entitled to one vote per one-tenth of one share of Series O Preferred Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined below) (each, a “Liquidation Event”), each share of Series O Preferred Stock shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of Common Stock and subject to the rights of the Company’s depositors and other creditors, an amount per share of Series O Preferred Stock equal to $0.0001 (as applicable, the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Company (other than a Chapter 7 bankruptcy) or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the payment of the Liquidation Amount, if there are any remaining assets of the Company available for distribution to its stockholders, the Series O Preferred Stock shall not participate in such distributions. Notwithstanding the foregoing, if in the event of a dissolution or winding up of the Company in connection with a Chapter 7 bankruptcy, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders, with respect to their shares of Series O Preferred Stock, shall be entitled to receive out of such assets the same amount that each share of the Common Stock would receive as if each outstanding share of Series O Preferred Stock were, immediately prior to the applicable record date, fully converted (disregarding solely for such purposes any conversion or exchange limitations hereunder) to shares of Common Stock at the conversion ratio for each whole share of Preferred Stock (the “Conversion Ratio”), which is equal to the Stated Value (as defined in the Certificate of Designation) divided by the applicable Conversion Price.

For each share of Series O Preferred Stock, the “Conversion Price” shall be, unless otherwise provided in this Certificate of Designation, equal to the Minimum Price as of the applicable Conversion Date (as defined below). “Minimum Price” means, with respect to a given date, the lower of: (i) the Closing Price (as defined in the Certificate of Designation) of the Common Stock immediately preceding such date or (ii) the average Closing Price of the Common Stock for the five (5) Trading Days (as defined in the Certificate of Designation) immediately preceding such date.

Each of the following events shall be considered a “Deemed Liquidation Event”: (A) a merger or consolidation in which the Company is a constituent party and in which the stockholders of the Company immediately prior to such merger or consolidation do not continue to hold a majority of the voting power of the Company or any successor entity following such merger or consolidation; or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Conversion Rights

•	Optional Conversion

At any time prior to December 31, 2026, the Company may, in its sole discretion, elect to convert all (and not part) of the then outstanding shares of Series O Preferred Stock to Conversion Shares at the Conversion Ratio (the “Optional Conversion”); provided, however, that in no event may Conversion Shares be issued to any Holder that would cause such Holder, together with its affiliates, to beneficially own shares of Common Stock in excess of the Maximum Percentage (as defined below) immediately after giving effect to the issuance of the Conversion Shares. The Company shall effect the Optional Conversion by providing Holders with the Company Conversion Notice (as defined in the Certificate of Designation), which shall specify, inter alia, the date on which such conversion is to be effected (the “Optional Conversion Date”). On the Optional Conversion Date, each outstanding share of Series O Preferred Stock will automatically convert (subject to the Maximum Percentage limitation) into such whole number of fully paid and non-assessable shares of Common Stock as is determined by the Conversion Ratio.

•	Automatic Conversion

If no Optional Conversion occurs pursuant to the terms of the Certificate of Designation, then on December 31, 2026 (the “Automatic Conversion Date” and together with an Optional Conversion Date, the “Conversion Date”), each outstanding share of Series O Preferred Stock will automatically convert (subject to the Maximum Percentage limitation) into such whole number of fully paid and non-assessable shares of Common Stock as is determined by the Conversion Ratio (the “Automatic Conversion” and together with the Optional Conversion, the “Conversion”).

For any issuance of Conversion Shares that would cause a breach of the Maximum Percentage limitation, the Company may issue, in lieu of such number of Conversion Shares in excess of the Maximum Percentage, one or more pre-funded warrants (each, a “Pre-Funded Warrant”) exercisable into, in aggregate, such number of Conversion Shares in excess of the Maximum Percentage to the Holder; provided, however, that the terms of such Pre-Funded Warrants shall provide that they may not be exercised to such extent as to cause the Holder, together with its affiliates, to beneficially own shares of Common Stock in excess of the Maximum Percentage immediately after giving effect to such exercise.

No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series O Preferred Stock. As to any fraction of a Conversion Share which a Holder would otherwise be entitled to receive upon such conversion, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the closing price of a share of Common Stock as of the Trading Day immediately prior to the applicable Conversion Date.

Maximum Percentage

In no event may shares of Common Stock be issued to any Holder that would cause such Holder’s beneficial ownership to exceed the Maximum Percentage, which is 19.99% of the number of shares of Common Stock outstanding on a given date (including for such purpose the shares of Common Stock issuable upon such issuance).

Trading Market

There is no established trading market for any of the Series O Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series O Preferred Stock on any securities exchange or other nationally recognized trading system. The Series O Preferred Stock will not trade with the Common Stock.

The foregoing description of the form of Certificate of Designation and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation and the form of Pre-Funded Warrants, copies of which are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report and are incorporated by reference herein.

The Company is also supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, Quarterly Reports on Form 10-Q for the quarters ended

March 31, 2025, June 30, 2025 and September 30, 2025, and other filings made with the SEC, with the risk factors relating to the Preferred Stock Dividend and certain other matters, filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series O Convertible Preferred Stock.

4.1	Form of Pre-Funded Warrant.

99.1	Press Release, dated February 18, 2026, related to the special dividend of Series O Preferred Stock.

99.2	Supplemental Risk Factors.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: February 18, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President